Exhibit 99.2

LABONE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,302	$24,070
Accounts receivable, net of allowance for doubtful accounts of $5,722 in 2005 and $4,594 in 2004	84,380	73,027
Inventories	7,723	7,473
Prepaid expenses and other current assets	7,024	6,506
Deferred income taxes	8,717	5,556

Total current assets	123,146	116,632
Property, plant and equipment, net	86,212	62,860
Goodwill	140,495	138,163
Intangible assets, net	18,038	20,860
Other long-term assets	4,117	4,707

Total assets	$372,008	$343,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,804	$20,467
Income taxes payable	3,240	—
Accrued payroll and benefits	13,314	17,131
Other accrued expenses	4,128	3,381
Current portion of long-term debt	1,849	1,925

Total current liabilities	46,335	42,904
Deferred income taxes	9,180	8,694
Long-term debt	109,734	111,549
Other	67	108

Total liabilities	165,316	163,255
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share. Authorized 40,000,000 shares; issued 18,027,729 shares	180	180
Additional paid-in capital	89,984	87,027
Retained earnings	123,070	102,974
Accumulated other comprehensive income (loss)	155	(94)
Treasury stock of 526,963 shares in 2005 and 796,260 shares in 2004, at cost	(6,697)	(10,120)

Total stockholders’ equity	206,692	179,967

Total liabilities and stockholders’ equity	$372,008	$343,222

See accompanying notes to consolidated financial statements.

LABONE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues	$127,265	$117,839	$379,224	$348,146
Cost of sales:
Cost of sales expenses	85,333	79,126	251,635	234,128
Depreciation and amortization	1,820	1,712	5,120	4,934

Total cost of sales	87,153	80,838	256,755	239,062

Gross profit	40,112	37,001	122,469	109,084
Selling, general and administrative:
Selling, general and administrative expenses	26,875	22,730	76,960	68,020
Depreciation and amortization	3,388	2,670	9,167	7,502

Total selling, general and administrative	30,263	25,400	86,127	75,522

Operating earnings	9,849	11,601	36,342	33,562
Other income (expense):
Interest income	171	54	507	121
Interest expense	(1,399)	(1,340)	(3,951)	(3,814)
Other, net	243	(29)	163	(35)

Total other expense, net	(985)	(1,315)	(3,281)	(3,728)

Earnings before income taxes	8,864	10,286	33,061	29,834
Provision for income taxes	3,458	3,671	12,965	11,053

Net earnings	$5,406	$6,615	$20,096	$18,781

Earnings per common share:
Basic	$0.31	$0.39	$1.15	$1.10
Diluted	$0.30	$0.38	$1.12	$1.08
Weighted average common shares outstanding:
Basic	17,496	17,113	17,423	17,039
Diluted	18,129	17,477	17,908	17,459

See accompanying notes to consolidated financial statements.

LABONE, INC. AND SUBSIDIARIES
Consolidated Statement of Stockholders’ Equity
Nine Months Ended September 30, 2005
(in thousands, except share data)
(unaudited)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss	Treasury stock	Comprehensive income	Total stockholders’ equity
Balance as of December 31, 2004	$180	$87,027	$102,974	$(94)	$(10,120)		$179,967
Comprehensive income:
Net earnings	—	—	20,096	—	—	$20,096	20,096
Adjustment from foreign currency translation	—	—	—	249	—	249	249

Comprehensive income						$20,345

Stock options exercised (267,947 shares)	—	609	—	—	3,406		4,015
Tax benefit from exercise of options	—	2,204	—	—	—		2,204
Stock-based compensation	—	109	—	—	—		109
Directors’ stock compensation (1,350 shares)	—	35	—	—	17		52

Balance as of September 30, 2005	$180	$89,984	$123,070	$155	$(6,697)		$206,692

See accompanying notes to consolidated financial statements.

LABONE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2005	2004
Cash flows from operating activities:
Net earnings	$20,096	$18,781
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,836	13,396
Provision for loss on accounts receivable	8,384	6,833
Income tax benefit from exercise of stock options	2,204	1,558
Deferred income taxes	(2,671)	220
Stock-based compensation	109	—
Directors’ stock compensation	52	50
Loss on sale of property, plant and equipment	136	63
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(19,737)	(19,068)
Inventories	(249)	464
Prepaid expenses and other current assets	(518)	(1,240)
Accounts payable	3,337	9,178
Income taxes payable	3,240	—
Accrued payroll and benefits	(3,816)	5,425
Other accrued expenses	747	1,762
Other	35	(131)

Net cash provided by operations	26,185	37,291
Cash flows from investing activities:
Capital expenditures	(34,808)	(16,162)
Acquisition of businesses	(2,440)	(60,110)
Proceeds from sale of property, plant and equipment	75	36
Acquisition of patents	(5)	(40)

Net cash used in investing activities	(37,178)	(76,276)
Cash flows from financing activities:
Net payments on line of credit	—	(46,253)
Net proceeds from issuance of convertible debentures	—	100,144
Debt issue costs	—	(845)
Payments on other long-term debt	(1,951)	(2,011)
Proceeds from exercise of stock options	4,015	3,875

Net cash provided by financing activities	2,064	54,910
Effect of foreign currency translation on cash	161	16

Net increase (decrease) in cash and cash equivalents	(8,768)	15,941
Cash and cash equivalents at beginning of period	24,070	4,651

Cash and cash equivalents at end of period	$15,302	$20,592

See accompanying notes to consolidated financial statements.

LABONE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2005	2004
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$9,051	$8,955
Interest	2,668	2,195
Supplemental schedule of non-cash investing and financing activities:
Details of acquisitions:
Fair value of assets acquired	$2,440	$60,928
Liabilities assumed	—	(818)

Cash paid for acquisitions	$2,440	$60,110

(1) Basis of Presentation

Description of Business

      LabOne, Inc. (“LabOne” or the “Company”) is a diagnostic services provider. The services and information LabOne and its subsidiaries provide include: risk assessment information services for the insurance industry; diagnostic healthcare testing; and substance abuse testing services and related employee qualification products.

      The financial information furnished herein as of September 30, 2005, and for the periods ended September 30, 2005 and 2004, is unaudited; however, in the opinion of management, it reflects all adjustments, consisting of normal recurring adjustments, which are necessary to fairly state the Company’s financial position, the results of its operations and its cash flows. The balance sheet information as of December 31, 2004 has been derived from the audited consolidated financial statements as of that date. The financial statements have been prepared in conformity with generally accepted accounting principles in the United States appropriate in the circumstances, and included in the financial statements are certain amounts based on management’s estimates and judgments.

      The financial information herein is not necessarily representative of a full year’s operations because levels of sales, capital additions and other factors fluctuate throughout the year. These same considerations apply to all year-to-year comparisons. Certain information and note disclosures normally included in the Company’s annual financial statements have been condensed or omitted. These condensed, consolidated financial statements should be read in conjunction with the accompanying consolidated financial statements and notes thereto as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004.

(2) Earnings Per Share

      Basic earnings per share is computed using net earnings divided by the weighted average number of common shares outstanding. Diluted earnings per share includes the effects of outstanding stock options and the dilutive effect of the convertible debentures. The par value of the debentures would be settled in cash. Subject to adjustment under certain circumstances as described in the terms of the convertible debentures, the conversion obligation is generally based upon the product of the conversion rate then in effect (25.4463 as of September 30, 2005) and the closing price of LabOne common stock over the measurement period. Should the debentures become convertible under the terms of the conversion rights with a stock price of $51.09 over the measurement period, the conversion obligation would be approximately $1,300 (25.4463 x $51.09), and the settlement upon conversion would consist of $1,000 cash and 5.87 shares ($300/$51.09) of common stock, per $1,000 principal amount of debentures converted, assuming none of the adjustment provisions in the debenture applied to such calculation.

      The following table reconciles the weighted average common shares used in the basic earnings per share calculation and the weighted average common shares and common share equivalents used in the diluted earnings per share calculation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(in thousands)
Weighted average common shares for basic earnings per share	17,496	17,113	17,423	17,039
Dilutive effect of employee stock options	454	364	421	420
Dilutive effect of convertible debentures	179	—	64	—

Weighted average common shares for dilutive earnings per share	18,129	17,477	17,908	17,459

(3) Stock-based Compensation

      The Company applies the intrinsic-value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, as amended by SFAS No. 148, the Company has elected to continue to apply the intrinsic-value based method of accounting described above and has adopted only the disclosure requirements of SFAS No. 123.

      The following table illustrates the effect on net earnings if the fair-value based method had been applied to all outstanding and unvested options in each period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(in thousands)
Net earnings, as reported	$5,406	$6,615	$20,096	$18,781
Deduct total stock-based employee compensation expense determined under fair-value based method for all stock options, net of tax	(536)	(528)	(1,600)	(1,302)

Pro forma net earnings	$4,870	$6,087	$18,496	$17,479

Basic earnings per share:
As reported	$0.31	$0.39	$1.15	$1.10
Pro forma	$0.28	$0.36	$1.06	$1.03
Diluted earnings per share:
As reported	$0.30	$0.38	$1.12	$1.08
Pro forma	$0.27	$0.35	$1.03	$1.00

(4) Business Segment Information

      The Company operates principally in two lines of business: risk assessment services and clinical. Risk assessment services is segregated into insurance laboratory, paramedical services and other insurance services. Clinical is segregated into healthcare services and substance abuse testing.

      During the third quarter, the Company announced that it had entered into an agreement with Quest Diagnostics to be acquired. Costs related to the acquisition incurred during the quarter and year are identified in the table below.

      Following is a summary of segment information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(in thousands)
Revenues:
Risk assessment services:
Insurance laboratory	$19,546	$20,708	$61,304	$65,231
Paramedical services	27,883	26,129	83,252	75,799
Other insurance services	18,105	17,809	55,415	53,171

Total risk assessment services	65,534	64,646	199,971	194,201
Clinical:
Healthcare services	49,228	42,241	142,769	124,275
Substance abuse testing	12,503	10,952	36,484	29,670

Total clinical	61,731	53,193	179,253	153,945

Total	$127,265	$117,839	$379,224	$348,146

Operating earnings:
Risk assessment services:
Insurance laboratory	$7,421	$8,543	$24,350	$26,876
Paramedical services	2,893	3,203	8,550	8,533
Other insurance services	1,938	2,475	6,640	7,900
Risk assessment sales group	(1,502)	(1,752)	(4,740)	(4,884)

Total risk assessment services	10,750	12,469	34,800	38,425
Clinical:
Healthcare services	9,235	7,591	29,932	19,888
Substance abuse testing	1,819	1,976	5,558	5,105

Total clinical	11,054	9,567	35,490	24,993
General corporate expenses	(9,912)	(10,435)	(31,905)	(29,856)
Acquisition related costs	(2,043)	—	(2,043)	—
Total other expenses, net	(985)	(1,315)	(3,281)	(3,728)

Earnings before income taxes	8,864	10,286	33,061	29,834
Provision for income taxes	3,458	3,671	12,965	11,053

Net earnings	$5,406	$6,615	$20,096	$18,781

(5) Business Acquisitions

      During the first nine months of 2005, the Company made acquisition related payments of $2.4 million primarily for the elimination of an earn-out agreement and contingent payments under prior purchase agreements.

(6) Commitments and Contingencies

      The Company is a party to various claims or lawsuits related to services performed in the ordinary course of the Company’s activities. The Company’s management and legal counsel anticipate potential claims resulting from such matters that would not be covered by insurance and have appropriately provided for these claims in the consolidated financial statements. The Company believes that the ultimate resolution of these matters will not materially affect the consolidated financial statements of the Company.

(7) Recently Issued Accounting Standards

      In December 2004, the FASB issued SFAS 123R which requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the consolidated statements of operations. Due to the Securities and Exchange Commission’s delay of the effective date of this pronouncement, the Company plans to adopt the accounting provisions of SFAS 123R for the first quarter of 2006. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition.

      In September, 2004, the Emerging Issues Task Force of the Financial Accounting Standards Board (the “EITF”) reached a conclusion on EITF Issue No. 04-8 “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share.” Contingently convertible debt instruments (“Co-Cos”) are subject to the if-converted method under SFAS No. 128, “Earnings Per Share” (SFAS No. 128), regardless of whether a stock price-related conversion contingency included in the instrument has been met. Under prior interpretations of SFAS No. 128, issuers of Co-Cos exclude the potential common shares underlying the Co-Cos from the calculation of diluted earnings per share until the market price or other contingency is met. The effective date of EITF 04-8 is for periods ending after December 15, 2004. The Company accounts for the debentures in accordance with the EITF.

Subsequent Event—Acquisition of LabOne Inc., and Subsidiaries by Quest Diagnostics

      On August 8, 2005, the Company entered into a definitive agreement (the “merger agreement”) with Quest Diagnostics Incorporated (“Quest Diagnostics”), which provided for Quest Diagnostics to acquire all of the outstanding shares of the Company’s common stock and assume the Company’s existing debt. On November 1, 2005, Quest Diagnostics acquired all of the outstanding common shares of LabOne for $43.90 per share in an all-cash transaction valued at approximately $947 million, including approximately $138 million of assumed debt of LabOne.

      As a result of the change in control, as defined in the indenture to the Company’s debentures, at any time from November 1, 2005 until December 1, 2005 the holders of the debentures have the right to have the debentures repurchased by the Company for 100% of the principal amount of the debentures, plus accrued and unpaid interest thereon through November 30, 2005, or the right to have the debentures converted into the amount the respective holder would have received if the holder had converted the debentures prior to November 1, 2005, plus an additional premium. As provided in the indenture, the conversion rate has increased so that each $1,000 principal amount of the debentures is convertible into cash in the amount of approximately $1,280.88 if converted by December 1, 2005.

      In addition, pursuant to the merger agreement, LabOne’s outstanding stock options became fully vested and exercisable, and were cancelled in exchange for the right to receive an amount, for each share subject to the stock option, equal to the excess of $43.90 per share over the exercise price per share of such option.

      The Company incurred $2.0 million in direct transaction costs associated with the merger agreement as of September 30, 2005. Such costs have been included in selling, general and administrative expenses in the consolidated statement of operations for the nine months ended September 30, 2005.